SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 15, 2002


                                 BE INCORPORATED
               (Exact name of registrant as specified in charter)


                          DELAWARE 000-26387 94-3123667
             (State or other Jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)


                             655 WEST EVELYN STREET
                         MOUNTAIN VIEW, CALIFORNIA 94041
                    (Address of principal executive offices)

                                 (650) 965-4842
              (Registrant's telephone number, including area code)


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Item 5. Other Events.


     On March 15, 2002, the Company announced that on March 15, 2002, it filed a certificate of dissolution with the Delaware Secretary of State in accordance with the plan of dissolution approved by stockholders on November 12, 2001. The record date, for purposes of determining the stockholders that will be eligible to participate in the final distribution of Be's assets, if any, was set as March 15, 2002. Be's stock transfer books were closed as of the end of trading on March 15, 2002, and it ceased recording transfers of shares of its common stock. The Company also announced that it voluntarily delisted from the Nasdaq National Market (the "Nasdaq") effective March 15, 2002 and that its shares would no longer be traded on the Nasdaq beginning the next trading day following the filing of the certificate of dissolution. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1



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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial statements of business acquired.  Not applicable.

         (b)      Pro forma financial information.  Not applicable.

         (c)      Exhibits.

Exhibit Number    Description
--------------   -------------

     99.1 Press Release titled "Be Incorporated Delists From Nasdaq National Market and Files Certificate of Dissolution" dated March 15, 2002.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2002

                                 BE INCORPORATED
                                 By:  /s/ Daniel S. Johnston
                                 Daniel S. Johnston, President



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                                  EXHIBIT INDEX


Exhibit Number    Description
--------------   -------------

     99.1 Press Release titled "Be Incorporated Delists From Nasdaq National Market and Files Certificate of Dissolution" dated March 15, 2002.